UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 268-6200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 13, 2010, Genoptix, Inc., a Delaware corporation, (the “Company”) issued a press release announcing its participation at the 2010 UBS Global Life Sciences Conference at the Grand Hyatt Hotel in New York City, to be held September 20-22, 2010 (the “Conference”). On Tuesday, September 21, 2010 beginning at noon EDT Tina S. Nova, Ph.D., the Company’s President and Chief Executive Officer and Samuel Riccitelli, the Company’s Executive Vice President and Chief Operating Officer, will present, among other things, an overview of the Company’s specialized diagnostic laboratory services business, growth strategies and financial performance, including an update with respect to expected case volumes and revenues for the third quarter of 2010. A copy of the Company’s presentation slides for the Conference, which include such update, are attached as Exhibit 99.1 to this Current Report.

The Company also intends to make a live webcast of the presentation available through the “Investors” section of the Company’s website at www.genoptix.com. An audio replay will be available for 30 days following the initial presentation webcast.

The information in this Item 7.01 and Exhibit 99.1, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof, and regardless of any general incorporation language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Slide presentation for the 2010 UBS Global Life Sciences Conference on September 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Date: September 21, 2010	By:	/s/ CHRISTIAN V. KUHLEN, M.D., ESQ.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Slide presentation for the 2010 UBS Global Life Sciences Conference on September 21, 2010.